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                                                                     EXHIBIT 5.1


                          [Winston & Strawn Letterhead]




                                  June 6, 2001


Lear Corporation
Lear Operations Corporation
Lear Corporation Automotive Holdings
Lear Corporation EEDS and Interiors
Lear Seating Holdings Corp. # 50
21557 Telegraph Road
Southfield, MI 48086-5008

                  Re:      Registration Statement on Form S-4
                           of Lear Corporation and the
                           Guarantors (as defined below)

Ladies and Gentlemen:

                  We have acted as special counsel to Lear Corporation, a Delaware corporation (the "Company"), Lear Operations Corporation, a Delaware corporation ("LOC"), Lear Corporation Automotive Holdings, a Delaware corporation ("LCAH,"), Lear Corporation EEDS and Interiors, a Delaware corporation ("EEDS"), and Lear Seating Holdings Corp. # 50, a Delaware corporation ("Seating", and together with LOC, LCAH and EEDS, the "Guarantors"), in connection with the preparation of the Registration Statement on Form S-4 (Registration Number 333-59374) (the "Registration Statement") filed on behalf of the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's offer to exchange E250,000,000 aggregate principal amount of its 8 1/8% Series B Senior Notes due 2008 which have been registered under the Securities Act (the "Exchange Notes"), and the Guarantees thereof by the Guarantors, for its original unregistered 8 1/8% Senior Notes due 2008 which were issued and sold in a transaction exempt from registration under the Securities Act (collectively, the "Original Notes"), all as more fully described in the Registration Statement. The New Notes will be issued under that certain Indenture dated as of March 20, 2001 (the "Indenture") among the Company, the Guarantors and The Bank of New York, as trustee. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the prospectus (the "Prospectus") contained in the Registration Statement.

                  This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.



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                  In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the Commission on April 23, 2001 and as amended through the date hereof; (ii) the Certificates of Incorporation of the Company and each of the Guarantors, as currently in effect; (iii) the By-laws of the Company and each of the Guarantors, as currently in effect; (iv) the Indenture; (v) the form of the Exchange Notes; and (vi) resolutions of the Boards of Directors of the Company and each of the Guarantors relating to, among other things, the issuance and exchange of the Exchange Notes for the Original Notes, the issuance of the Guarantees and the filing of the Registration Statement. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion letter, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The issuance and exchange of the Exchange Notes for the Original Notes and the issuance of the Guarantees have been duly authorized by requisite corporate action on the part of the Company and the Guarantors, respectively.

                  2. The Exchange Notes and the Guarantees will be valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors, respectively, in accordance with their terms, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the Exchange Notes are duly executed and authenticated in accordance with the provisions of the Indenture; and (iii) the Exchange Notes shall have been issued and delivered in exchange for the Original Notes pursuant to the terms set forth in the Prospectus.

                  The foregoing opinions are limited to the laws of the United States and the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance of the Exchange Notes.

                  We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus and to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                                              Very truly yours,

                                                              Winston & Strawn








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